UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – AUGUST 19, 2005

CYGNI SYSTEMS CORPORATION

(Exact name of Registrant as specified in its charter)

NEVADA	333116045	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

460 Saint-Gabriel, Suite 21

Montreal, Quebec, Canada H2Y 2Z9

(Address of principal executive offices)

(514) 397-0575

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On August 19, 2005, Cygni Systems Corporation (“Cygni”) entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) with XL Generation AG (“XLG”). Pursuant to the terms of the Share Exchange Agreement, Cygni acquired all of the issued and outstanding shares of common stock of XLG in exchange for the issuance to XLG’s shareholders of 15,000,000 shares of restricted common stock (the “Common Stock”) of Cygni (the “Exchange Offer”). The parties have agreed to make certain post-closing deliveries (the “Post-Closing Deliveries”) as discussed in further detail below. Until the completion of the Post-Closing Deliveries, all of shares of the common stock of Cygni and XLG will be held in escrow. The Exchange Offer was conditioned on its acceptance by at least 90% of the stockholders of XLG. All of XLG’s shareholders agreed to the Exchange Offer. The Post-Closing Deliveries include the filing of this Report on Form 8-K by Cygni and the preparation and delivery by XLG of audited financial information no later than seventy-five days from the date hereof. Following the closing, Cygni intends to complete its recapitalization (as discussed in further detail below). In connection with the closing of the Exchange Offer, Cygni has appointed four (4) new officers, who will replace the current sole officer of Cygni, and four (4) new directors, who will supplement the current sole director of Cygni. Following completion of the actions required in connection with the Post-Closing Deliveries, all of the issued and outstanding shares of XLG’s common stock will be released from escrow to Cygni and the Cygni Common Stock held in escrow will be delivered to the shareholders of XLG.

In connection with the Share Exchange Agreement, Cygni has commenced actions to provide for the revision of the Company’s capital structure. Pursuant to such actions, DT Crystal Holdings Ltd., the controlling shareholder of Cygni prior to entry into the Share Exchange Agreement, as inducement to the shareholders of XLG to enter into the Share Exchange Agreement, agreed to cancel four million shares of Cygni Common Stock and accept in consideration thereof an option exercisable for 500,000 shares of Cygni. In addition, Cygni has undertaken and agreed to make a stock dividend to shareholders of record of Cygni of 9 shares of Common Stock for each share of Common Stock currently held, provided, however, each of DT Crystal Holdings Ltd. and the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli have waived their respective rights to such stock dividend (the record date for such dividend has been set as August 29, 2005). After giving effect to such cancellation, stock dividend and such dividend waivers, the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli will jointly control approximately 60% of the Cygni issued and outstanding stock and DT Crystal Holdings Ltd. will hold the right to acquire approximately 2% of the Cygni issued and outstanding stock upon exercise of an option at an exercise price of $1.00 per share.

XLG is domiciled in Zug, Switzerland. To the knowledge of Cygni, all XLG shareholders are non-U.S. persons. The Exchange Offer was made to the shareholders of XLG pursuant to the exemption from registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

Item 2.01:	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on August 19, 2005, Cygni and XLG entered into a Share Exchange Agreement, pursuant to which Cygni will acquire all of the common stock of XLG. The common stock of XLG was acquired from the Alain Lemieux Trust, a trust formed in the Jersey Islands, and Mr. Albert Beerli, a resident of Switzerland. The consideration for these shares of XLG was the issuance of 15,000,000 shares of Cygni’s common stock. See Item 1.01 for further detail in such regard, which disclosures are incorporated herein into this Item 2.01 by reference thereto.

XLG, based in Zug, Switzerland, designs specific flooring products for sports, recreational and commercial markets. XLG has developed new artificial turf systems for sports fields. XLG holds the worldwide commercial and manufacturing rights for the “XL technology’’ patented in 42 countries. XLG produces its owned product lines under the “XL” trademark, including the “genuine” XLTURF sport systems. XLG also distributes its products worldwide through an extensive licensed distribution network, designing and manufacturing private labeled products using the “XL technology’’.

See also Item 1.01 above for further details regarding matters pertaining to this Item, which disclosures are incorporated herein into this Item 2.01 by reference thereto.

Item 3.02:	Unregistered Sales of Equity Securities.

As of August 19, 2005, Cygni has issued 15,000,000 shares of common stock pursuant to the Share Exchange Agreement. No cash compensation was received for these shares; the consideration received in respect of such issuance consisted of all of the issued and outstanding common stock of XLG.

The Exchange Offer was made to the shareholders of the common stock of XLG pursuant to the exemption from registration provided by Regulation S promulgated under the U.S. Securities Act of 1933, as amended. To the knowledge of Cygni, all of XLG shareholders who have sold their shares are non-U.S. persons. These shares of common stock of XLG were acquired from the Alain Lemieux Trust, a trust formed in the Jersey Islands, and from Mr. Albert Beerli, a resident of Switzerland.

See also Item 1.01 above for further details regarding the unregistered issuance of securities, which disclosures are incorporated herein into this Item 3.02 by reference thereto.

Item 5.01:	Changes in Control of Registrant.

Upon the completion of the Post-Closing Deliveries of the Share Exchange Agreement (see the description of this transaction set forth in Item 1.01 above), and the release of the shares of Cygni currently held in escrow, control of Cygni will be assumed by the former shareholders of XLG, who, after giving effect to all Post Closing actions required in connection with the transaction, will own approximately 60% of the issued and outstanding common stock of Cygni. The consideration paid for such controlling interest consists of all of the issued and outstanding common stock of XLG. Previously, control of Cygni was held by DT Crystal Holdings Ltd.

As a condition to the closing of the Share Exchange Agreement, four new directors were appointed to Cygni’s Board of Directors. Mr. Claude Pellerin, the current sole officer and director, will remain a director but is resigning as of today’s date as an officer. Cygni is unaware of any additional agreements which may result in a change of control of Cygni.

See also Item 1.01 above for further details regarding matters pertaining to this Item, which disclosures are incorporated herein into this Item 5.01 by reference thereto.

Item 5.02:             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of today, Mr. Claude Pellerin is resigning as the President, Treasurer and Secretary of Cygni. To replace Mr. Pellerin, the following four individuals have been appointed as officers of Cygni, each effective as of today’s date:

Alain Lemieux, President and CEO, is an inventor who has been engaged in the development of artificial turf. Until March, 2004, Mr. Lemieux was an officer and a director of Symbior Technologie of Montreal, Canada, a company which became bankrupt in October of 2004.

Tim Walton, Vice President, Marketing, has served in various capacities in the field of advertising.

Daniel Courteau, Secretary, is a tax attorney. Until November, 2003, Mr. Courteau was a director of Symbior Technologie of Montreal, Canada, a company which became bankrupt in October of 2004.

Flemming Munck, Chief Financial Officer, has worked as the finance director for companies in the catering and public transportation fields.

None of the aforementioned officers has an employment or other compensation agreement with Cygni.

As of August 19, 2005, Mr. Alain Lemieux, Sir Sandy Gilmour, Mr. Daniel Courteau and Mr. Flemming Munck have been appointed as new directors of Cygni. None of these directors has entered into any agreement regarding their service as a director. None of them has entered into any agreement with Cygni, including an employment or other compensation agreement

See also Item 1.01 above for further details regarding matters pertaining to this Item, which disclosures are incorporated herein into this Item 5.02 by reference thereto.

Item 9.01:	Financial Statements and Exhibits.

Exhibit 99.1:	Share Exchange Agreement, entered into between Cygni Systems Corporation and XL Generation AG, dated as of August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cygni Systems Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYGNI SYSTEMS CORPORATION

Dated:	August 19, 2005

By: /s/ Claude Pellerin
Name: Claude Pellerin
Title:	President, Treasurer and Secretary

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